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                                                                    Exhibit 99.1

                                  NEWS RELEASE

For More Information, Call 713-507-7292         For Release - September 13, 2002
Eugene Putnam, Jr.


STERLING BANCSHARES CLOSES EAGLE NATIONAL BANK ACQUISITION



HOUSTON - Sterling Bancshares, Inc. (Nasdaq: SBIB) announced today that it has completed the acquisition of Dallas-based ENB Bankshares, Inc. and its subsidiary bank, Eagle National Bank. Eagle National, with approximately $70 million in total assets, has a single location in Dallas.

Sterling Bancshares, Inc. is a Houston-based bank holding company that operates 39 community-banking offices in the greater metro areas of Dallas, Houston, San Antonio, and South Texas. Sterling also provides mortgage-banking services through its 80 percent-owned subsidiary, Sterling Capital Mortgage Company. Sterling's common stock is traded through the Nasdaq National Market System under the symbol SBIB. For more information on Sterling Bancshares, please visit the Company's web site at www.banksterling.com.